Exhibit 10.10

LIN TV Corp.

Summary of Executive Compensation

As of March 14, 2008, the 2008 base salaries of each of the named executive officers of LIN TV Corp. were as follows:

Name of Executive	Title of Executive	Base Salary

Vincent L. Sadusky	President and Chief Executive Officer	$500,000
Scott M. Blumenthal	Executive Vice President Television	386,250
Bart W. Catalane	Sr. Vice President Chief Financial Officer	257,500
Denise M. Parent	Vice President General Counsel and Secretary	283,250
Gregory M. Schmidt	Executive Vice President Digital Media	412,000

The 2008 target bonuses for each executive are established and outlined in more detail in his or her employment agreement incorporated by reference as Exhibits to our Annual Report on Form 10-K for the year ended December 31, 2007. The bonuses will be determined based upon the achievement of certain strategic objectives, including performance targets and other subjective factors.

As of March 14, 2008, the 2008 target bonus of each of the executive officers of LIN TV Corp. was as follows:

		2008 Target Cash
Name of Executive	Title of Executive	Bonus

Vincent L. Sadusky	President and Chief Executive Officer	$500,000
Scott M. Blumenthal	Executive Vice President Television	200,000
Bart W. Catalane	Sr. Vice President Chief Financial Officer	150,000
Denise M. Parent	Vice President General Counsel and Secretary	150,000
Gregory M. Schmidt	Executive Vice President Digital Media	175,000